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CONSENT OF INDEPENDENT AUDITORS

   We consent to the inclusion of our report dated June 25, 1997 with respect to the balance sheet of KFAB-AM, KGOR-FM and Business Music Service, divisions of Henry Broadcasting Company as of June 30, 1996, and the related statements of operations and stockholders deficiency and cash flows for the six months then ended, which report appears in the Form 8-K/A Amendment No. 1 of Triathlon Broadcasting Company dated August 13, 1997, and to the incorporation by reference of such financial statements in Registration Statement No. 333-21267 of Triathlon Broadcasting Company.

                                          Miller, Kaplan, Arase & Co.

North Hollywood, California
August 13, 1997